EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-111966, 333-81876, 333-103241 and 333-32225) of Digital Video Systems, Inc. and the incorporation by reference in the Registration Statements on Form S-8 (file Nos. 333-65598, 333-103243, and 333-39211) of Digital Video Systems, Inc. of our report dated April 14, 2005 relating to the financial December 31, 2004 statement and financial statement schedule included in this Annual Report on Form 10-K.

/s/ Stonefield Josephson

San Francisco, California
April 11, 2005